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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated March 10, 2000 (and to all references to our Firm) included in or made a part of this Registration Statement.

                                          /s/ Arthur Andersen LLP

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 19, 2000